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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 2, 1997


                           THE COOPER COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)


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
             Delaware                     1-00041                  94-3019135
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(State or other jurisdiction of   (Commission File Number)      (I.R.S. Employer
         Incorporation)                                       Identification Number)

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             6140 Stoneridge Mall Road, Pleasanton, California 94588
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               (Address of principal executive offices) (Zip Code)

                                 (510) 460-3600
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              (Registrants' telephone number, including area code)

                                       n/a
          -----------------------------------------------------------
         (former name or former address, if changed since last report)





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ITEM 2.        Acquisition or Disposition of Assets

               On December 2, 1997 (the "Closing Date"), The Cooper Companies, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, Aspect Vision Holdings Limited, an English company ("AVH"), acquired (the "Acquisition") all of the outstanding capital stock of the following privately held English companies: New Focus Health Care Limited ("NFHC"), Contact Lens Technologies Limited ("CLT") and Aspect Vision Care Limited ("AVC"). The Company also acquired a majority of the outstanding capital stock of Aspect Vision Italia S.R.L., a privately held Italian company ("AVI"), and intends to purchase the remainder of AVI's stock pursuant to certain put and call option arrangements, at prices to be agreed upon by the parties. NFHC, AVC, AVI and CLT are herein collectively referred to as the "Aspect Companies." The Aspect Companies manufacture contact lenses sold primarily in the United Kingdom and other European countries.

               The Acquisition was accomplished pursuant to the following agreements: an Umbrella Agreement dated November 20, 1997, among the agent for the Aspect Companies, who is also a stockholder of certain of the Aspect Companies (the "Agent"), AVH and the Company; an Agreement for the sale and purchase of NFHC dated November 20, 1997, among the Agent, AVH, the Company and the former stockholders of NFHC; an Agreement for the sale and purchase of AVC dated November 20, 1997, among AVH, the Company and the former stockholders of AVC; an Agreement for the sale and purchase of CLT dated November 20, 1997, among AVH, the Company and the former stockholders of CLT; and an Agreement for the sale and purchase of AVI dated November 20, 1997, among AVH, the Company and the former stockholders of AVI (collectively, the "Purchase Agreements").

               On the Closing Date, AVH paid the former stockholders of the Aspect Companies an aggregate of approximately 'L'30 million (equal to $50.4 million at the closing exchange rate of $1.68 on the Closing Date), consisting of 'L'15 million in cash and an aggregate principal amount of approximately 'L'15 million in 8% five year notes of AVH (the "Notes"), guaranteed by the Company, pursuant to the terms of a Loan Note Instrument executed by AVH as issuer and the Company as guarantor, dated December 2, 1997. Pursuant to the terms of a Third Party Charge Over Shares dated December 2, 1997, between the Agent and the Company, the Company granted the holders of the Notes a security interest in AVH's stock, par value 10 pence per share, owned by the Company.

               The purchase price was determined through arms-length negotiations. 'L'10.5 million of the cash portion of the purchase price was financed by a 5 year loan from Midland Bank plc at a current interest rate of 8.1% per annum, which is locked in until February 27, 1998 and will adjust from time to time under LIBOR-based options provided in the loan agreement. The remainder of the purchase price was funded by cash on hand.

               Pursuant to an Earn Out Agreement dated December 2, 1997 between the Agent, AVH and the Company (the "Earn Out Agreement") and a stock option arrangement established by AVH (the "AVH Option Scheme"), the Agent and others (the "Optionholders"), primarily


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consisting of certain employees of the Aspect Companies, will receive certain earn out payments, as described herein and in the Earn Out Agreement.

               Under the Earn Out Agreement, AVH has agreed to pay to the Agent and to the Optionholders an amount ("the Earn Out Amount") calculated primarily by reference to a percentage of the adjusted pre-tax profits (as defined in the Earn Out Agreement) of AVH and the Aspect Companies for each of the fiscal years ended in 1998, 1999 and 2000, multiplied by certain multiples. AVH has agreed to issue to the Agent in early 2001 a note payable for an amount not less than a certain percentage of the Earn Out Amount. Such note is repayable (subject to certain pre-payment rights) on the fifth anniversary of issue. The minimum amount of the Earn-Out Amount is 'L'5,000,000 and the maximum amount is not limited.

               The Aspect Companies will operate under their current names and management as a part of the group that includes CooperVision, Inc. ("CVI"), the Company's contact lens business. In the opinion of the Company's management, the Aspect Companies' businesses are complementary to CVI's business, both in terms of products offered and geography served.

               The Aspect Companies manufacture and market broad lines of traditional, frequent replacement and disposable soft lenses using a number of polymers and a range of lens "geometries," i.e. the parameters, diameters, base curves and lens edges included in the design of a contact lens. The Aspect Companies manufacture and distribute their lenses from two facilities in the United Kingdom having an aggregate of approximately 145,000 square feet, where the Aspect Companies employ approximately 650 people. The Aspect Companies manufacture their lenses using their patented UltraSYNC'r' molding technology, which produces completely finished lenses with a minimal labor component.

               A copy of each of the Purchase Agreements, the Loan Note Instrument, the Third Party Charge Over Shares and the Earn Out Agreement (collectively, the "Agreements") are filed as exhibits hereto and incorporated herein by reference. The descriptions of the Agreements set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Agreements. Exhibits A through K (collectively, the "Umbrella Exhibits") of the Umbrella Agreement, listed below, do not contain information which is material to an investment decision and have therefore not been attached to this filing, pursuant to Item 601 of Regulation S-K. The Company will supplementally furnish the Commission with a copy of any of the Umbrella Exhibits upon request. The following list identifies the contents of the Umbrella Exhibits:

               Exhibit A:  Accounts
               Exhibit B:  Management Accounts


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               Exhibit C:  Memorandum and Articles of Association
               Exhibit D:  Financial facilities
               Exhibit E:  Insurance policies
               Exhibit F:  Material contracts
               Exhibit G:  Particulars of employees
               Exhibit H:  List of members of group personal pension scheme
               Exhibit I:   Particulars of Pension Schemes
               Exhibit J:   Particulars of Intellectual Property
               Exhibit K:  Intellectual Property Agreements

ITEM 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

(a)            Financial Statements of Business Acquired.

               The Company has not included the required financial statements of the Aspect Companies at the time of filing this Current Report on Form 8-K. The required financial statements will be filed by amendment to this Report as soon are they are available, but in any event no later than 60 days after December 17, 1997.

(b)            Pro Forma Financial Information.

               The Company has not included the required pro forma financial information pertaining to the Acquisition at the time of filing this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment to this Report as soon as it is available, but in any event no later than 60 days after December 17, 1997.

(c)            Exhibits:  The following exhibits are filed as part of this
               Report:

               2.1 Umbrella Agreement among the Agent, AVH and the Company.

               2.2 Agreement for the sale and purchase of NFHC among the Agent, AVH, the Company and the former stockholders of NFHC.

               2.3 Agreement for the sale and purchase of AVC among AVH, the Company and the former stockholders of AVC.

               2.4 Agreement for the sale and purchase of CLT among AVH, the Company and the former stockholders of CLT.

               2.5 Agreement for the sale and purchase of AVI among AVH, the Company and the former stockholders of AVI.


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               99.1   Loan Note Instrument.

               99.2 Third Party Charge Over Shares between Anthony Galley and the Company.

               99.3 Earn Out Agreement between Anthony Galley, AVH and the Company.

ITEM 9.        Sales of Equity Securities Pursuant to Regulation S.

               On the Closing Date, pursuant to the terms of a Put and Call Option Agreement dated November 20, 1997, between the Company and one of the former stockholders of AVC (the "Stockholder"), entered into in connection with the Purchase Agreements, the Company purchased from the Stockholder Notes in the aggregate principal amount of 'L'888,100. In exchange, the Company issued to the Stockholder 38,013 shares (the "Shares") of the Company's common stock, par value $.10 per share. The Shares were issued in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act") contained in Sections 4(2) and 4(6) of the Securities Act, Rules 505 and 506 of Regulation D thereunder and Rule 903 of Regulation S thereunder. The Stockholder is an accredited investor (as defined in Regulation D) and not a U.S. person (as defined in Regulation S). The Company did not make any directed selling efforts (as defined in Regulation S) in the United States with respect to the Shares and the Shares were not issued by any form of general solicitation or general advertising.


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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE COOPER COMPANIES, INC.

                              By:     /s/ Stephen C. Whiteford
                                      ----------------------------
                                      Stephen C. Whiteford
                                      Vice President and
                                      Corporate Controller
                                      (Principal Accounting Officer)


Dated:  December 16, 1997


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                             EXHIBIT INDEX
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    2.1 Umbrella Agreement among the Agent, AVH and the Company.

    2.2 Agreement for the sale and purchase of NFHC among the Agent, AVH, the Company and the former stockholders of NFHC.

    2.3 Agreement for the sale and purchase of AVC among AVH, the Company and the former stockholders of AVC.

    2.4 Agreement for the sale and purchase of CLT among AVH, the Company and the former stockholders of CLT.

    2.5 Agreement for the sale and purchase of AVI among AVH, the Company and the former stockholders of AVI.

   99.1 Loan Note Instrument.

   99.2 Third Party Charge Over Shares between Anthony Galley and the Company.

   99.3 Earn Out Agreement between Anthony Galley, AVH and the Company.


                          STATEMENT OF DIFFERENCES
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The British pound sterling sign shall be expressed as.................   'L'
The registered trademark symbol shall be expressed as.................   'r'

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